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                                                                    Exhibit 10.4


                 ADMINISTRATIVE AND SUPPORT SERVICES AGREEMENT


     This ADMINISTRATIVE AND SUPPORT SERVICES AGREEMENT (this "Agreement") is made this 3rd day of December, 1996, by and between BANK OF AMERICA NT & SA, a
                                                    -----------------------
national banking association (the "Bank"), BANK OF AMERICA NW, NATIONAL
                                           ----------------------------
ASSOCIATION, a national banking association ("BANW" and together with the Bank,
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the "Providers"), and BA MERCHANT SERVICES, INC., a Delaware corporation
                      --------------------------
("BAMSI").


                                   RECITALS

     A.   Providers.  The Bank and BANW are each an existing national banking
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association duly organized and in good standing under the laws of the United
States with its principal executive offices located in San Francisco, California.

     B.   BAMSI.  BAMSI is an existing corporation, formed under the laws of the
          -----
State of Delaware, with its principal executive offices located in San Francisco, California.

     C.   Corporate Approvals.  Each of the parties to this Agreement has
          -------------------
obtained all necessary corporate approvals for the execution and delivery of this Agreement.

     D.   Arm's Length Relationship.  The parties to this Agreement intend to
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conduct their relationships hereunder on an arm's length basis.

     E.   BAC/BAMSI Transactions.  The Bank and BANW, each a subsidiary of
          ----------------------
BankAmerica Corporation, a Delaware corporation ("BAC"), currently own 100% of the outstanding common stock of BAMSI. The Bank and BANW have entered or will enter into certain agreements with BAMSI (1) transferring the Bank's United States domestic merchant processing business and the BANW merchant processing business to BAMSI and (2) covering the contemplated transfer of the Philippine and Thailand merchant processing businesses of the Bank to BAMSI upon the receipt of certain governmental approvals. BAMSI is currently considering an initial public offering of shares of its Class A common stock, $.01 par value per share.

     F.   Related Agreements.  BAMSI has entered or will enter into (1) a Non-
          ------------------
Competition and Corporate Opportunities Allocation Agreement of even date herewith between BAC and BAMSI (the "Corporate Opportunities Agreement"), (2) a Marketing Agreement of even date herewith among BAMSI, the Bank and BANW (the "Marketing Agreement"), (3) a Sponsorship and Processing Services Agreement of even date herewith between BAMSI and the Bank (the "Sponsorship Agreement") (4) Processing Services Agreements of even date herewith between BAMSI and other subsidiary banking institutions



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of BAC (the "Affiliate Bank Processing Agreements"), (5) a Trademark License
Agreement of even date herewith between BAC and BAMSI (the "License Agreement"),
(6) a Registration Rights Agreement to be entered into among BAMSI, the Bank and BANW (the "Registration Rights Agreement"), and (7) a Tax Allocation Agreement of even date herewith between BAC and BAMSI (the "Tax Agreement"). The Corporate Opportunities Agreement, the Marketing Agreement, the Sponsorship Agreement, the Affiliate Bank Processing Agreement, the License Agreement, the Registration Rights Agreement and the Tax Agreement are herein collectively referred to as the "Related Agreements."

     G.   Administrative Services.  BAMSI desires to receive from the Providers
          -----------------------
and the Providers are willing to provide to BAMSI certain administrative and support services as described hereunder pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and agreements set forth herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1.   Administrative and Support Services.
          -----------------------------------

     (a) The Bank and BANW shall make available and provide to BAMSI, in accordance with the terms and conditions of this Agreement, certain administrative and support services (the "Services"). The Services available to BAMSI shall include, without limitation, purchasing, advertising, publicity, marketing, data processing (including procurement, maintenance and support), personnel and human resources (including hiring), training, legal services, regulatory and compliance services, payroll services, accounting, appraisal and audit services, treasury and tax services, insurance, corporate security, credit review and analysis, credit bureau services, and facilities (including lease administration), as set forth in the service memoranda attached as Schedules A-1 to A-14 hereto.

     (b) From time to time, BAMSI may request and the Bank and BANW may make available and provide to BAMSI, as the parties may mutually agree, administrative and support services in addition to those set forth in Schedules A-1 to A-14 ("Additional Services"). Such Additional Services shall be reflected in separate service memoranda which shall be attached hereto as additional consecutively numbered Schedules (beginning with Schedule B-1) and executed by both parties hereto. The terms of this Agreement shall govern all such additional Schedules.

     (c) The Bank and BANW shall use good faith efforts to provide the Services and any Additional Services in a good, workmanlike and professional manner.

     (d) Subject to the provisions of Section 6, (i) BAMSI shall afford to the Bank and BANW, their employees and authorized agents and representatives reasonable access to


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the properties, books, records, contracts, documents, files and other information in order to enable the Bank and BANW to perform and provide the Services and the Additional Services, and (ii) the Bank and BANW shall afford to BAMSI, its employees and authorized agents and representatives reasonable access to all information related to the Services or the Additional Services produced or generated by the Bank or BANW in the course of providing the same, including without limitation, technical, economic and business data, computer information data bases and the like.

     2.   Fees.  BAMSI shall compensate the Bank and BANW for each Service
          ----
provided to BAMSI at the rates set forth on Schedules A-1 to A-14 hereto. The rates and fees for any Additional Services shall be set forth on the additional Schedules covering such Additional Services. The Bank or BANW, as the case may be, may change its fees from time to time with 90 days' written notice to BAMSI. Such changes shall be determined by the Bank or BANW, as the case may be, and shall be based upon market competitive pricing terms for the Services or Additional Services, as the case may be. BAMSI shall pay fees to the Bank and BANW in accordance with the attached Schedules and any additional Schedules on a quarterly basis, in arrears or on such other basis as the parties may mutually agree, commencing on December 31, 1996, and at the end of each subsequent fiscal quarter for as long as this Agreement remains in effect.

     3.   Term and Termination.
          --------------------

     (a) The Bank and BANW shall provide the Services to BAMSI hereunder for the period beginning on the effective date of this Agreement, and ending on a date five years from the date hereof or, with respect to each particular Service or Additional Service, on the date specified in a notice of termination delivered pursuant to Section 3(b) below with respect to such Service or Additional Service. Thereafter, on the anniversary of this Agreement, BAMSI may renew this Agreement for successive one-year terms (each such successive one-year term, an "Additional Term") at its option; provided, however, that the Bank
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and BANW may exercise their right to change its fees during an Additional Term pursuant to the provisions of Section 2 hereunder.

     (b) BAMSI may terminate any portion of the Services or Additional Services by giving 90 days' prior written notice to the Bank and BANW, provided that any terminated Service or Additional Service may be renewed by the parties in accordance with Section 1(b) above. If either party shall default in the performance of any of its material obligations under this Agreement and shall fail or refuse to remedy such default to the reasonable satisfaction of the other party within 30 days after receipt of written notice, the non-breaching party may terminate this Agreement. If the default in performance relates only to a specific Service or Additional Service, termination will be limited to termination of that Service or Additional Service. If any party shall become insolvent, be placed in receivership, make an assignment for the benefit of creditors or seek relief or have a petition


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filed against it under federal bankruptcy law, the other party may terminate this Agreement immediately upon written notice.

     (c) If action by a federal, state or other governmental regulatory agency materially affects a party's rights or obligations hereunder, such party may terminate any portion of the Services or Additional Services or this Agreement by giving 90 days' prior written notice to the other, or such shorter period as may be required by such agency or by law.

     (d) The Bank or BANW may terminate this Agreement at any time upon 90 days' prior written notice to BAMSI in the event BAC and its affiliates (other than BAMSI) beneficially own shares representing less than a majority of the voting power of the outstanding common stock of BAMSI.

     (e) The Bank or BANW may terminate this Agreement upon expiration or termination of the Corporate Opportunities Agreement, the License Agreement or the Marketing Agreement.

     (f) Expiration or termination of all or a portion of this Agreement for any reason shall not terminate the obligations described in Sections 3(g), 4 and 6 which shall survive any such termination.

     (g) Expiration or termination of this Agreement for any reason shall not terminate either party's obligations or rights arising out of any act or omission of such party occurring prior to such termination or expiration.

     4.   Indemnification.  Each party shall hold harmless and indemnify the
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other party and its officers, directors, employees, agents, representatives and attorneys-in-fact from and against any claims or liabilities which may arise in connection with the Services and/or Additional Services, unless such claims or liabilities arise directly out of the gross negligence or willful misconduct of the party or person seeking indemnification.

     5.   Relationship.
          ------------

     (a) Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. Both parties are independent contractors and neither party is to be considered the agent or legal representative of the other for any purpose whatsoever.

     (b) The Bank and BANW, in providing the Services and the Additional Services, will be solely responsible for (i) determining the terms and conditions of employment between itself and its employees, agents and representatives, including without limitation,


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hiring, termination, hours of work, rates and payment of compensation, and (ii)
the payment, reporting, collection and withholding of taxes and similar contributions.

     6.   Confidential Information.
          ------------------------

     (a) The parties hereto agree: (i) to hold in trust and maintain confidential, (ii) not to disclose to others without prior written approval from the disclosing party, (iii) not to use for any purpose, other than for the purpose intended or such purpose as may be authorized in writing by the disclosing party, and (iv) to prevent duplication of and disclosure to any other party, any Information (as hereinafter defined) received from the disclosing party or developed, presently held or continued to be held, or otherwise obtained by the receiving party, under this Agreement.

     (b) "Information" shall include all results of the Services and Additional Services, information disclosed by either party orally, visually, in writing, or in other tangible form in the course of providing or receiving Services or Additional Services, and shall include, without limitation, technical, economic and business data, know-how, flow sheets, drawings, business plans, computer information data bases, and the like.

     (c) The foregoing obligations of confidentiality, non-disclosure and non-use shall not apply to any Information to the extent that the obligated party demonstrates that:

          (i) such Information is or becomes knowledge generally available to the public other than through the acts or omissions of the obligated party which constitute a breach of this Agreement;

          (ii) such Information is subsequently received by the obligated party on a non-confidential basis from a third party who did not receive it directly or indirectly from the disclosing party;

          (iii) such Information is developed independently by the obligated party without reference to the Information; or

          (iv) disclosure of such Information is required under applicable law or regulations or in connection with a lawsuit, claim, litigation or other proceeding or in connection with tax or regulatory matters.

Specific Information shall not be deemed to fall within the above exceptions merely because it is embraced by more general Information which is or becomes public knowledge.

     (d) The parties hereto further agree that any specific agreements between them containing confidentiality provisions shall supersede the general provisions set forth in this Section.


                                      -5-      Administrative Services Agreement
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     7.   Excusable Delay or Failure in Performance.  No party to this Agreement
          -----------------------------------------
shall be liable for failure to perform any of its obligations under this Agreement during any time such party is unable to perform due to any act of God, sabotage, military operation, national emergency, civil commotion, labor disturbance, utility or computer failure, or the order, requisition, request or recommendation of any government agency or acting government authority, or any party's compliance therewith, or government proration, regulation, or priority, or any change in laws or regulations which prevent any party from providing services required by this Agreement, or any other cause beyond any party's reasonable control whether similar or dissimilar to the foregoing causes. This paragraph does not apply to the amounts owed or owing to any party on or before the date of the occurrence of any force majeure.

     8.   Supervision and Regulation.  The Bank and BANW are each an insured
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institution subject to regulation and supervision by the Office of the
Comptroller of the Currency (the "OCC") and various of the Services and Additional Services may constitute bank services under 12 U.S.C. (S)1867(c). To the extent required by law or regulation, the parties will advise the OCC of the existence of this Agreement and will cooperate with any examination which the OCC or any other governmental regulatory agency may conduct in connection with this Agreement or the Services or the Additional Services provided thereunder.

     9.   Notices. Any notice permitted or required by this Agreement shall be
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deemed given when sent by personal service, by certified or registered mail return receipt requested, postage prepaid, by facsimile transmission or by overnight delivery by a nationally recognized courier and addressed as follows: if to BAMSI, to BA Merchant Services, Inc., One South Van Ness, 5th Floor, San Francisco, California 94103, attention: General Counsel #3710; if to the Bank, to Bank of America NT & SA, 555 California Street, 6th Floor, San Francisco, CA 94104, attention: Corporate Secretary #3018, with a copy to BankAmerica Corporation, 555 California Street, 8th Floor, San Francisco, CA, attention:
General Counsel #3017; and, if to BANW, to Bank of America NW, N.A., 701 Fifth Avenue, Seattle, WA 98104, attention: General Counsel #3922. Actual receipt of notice or other communication shall overcome any deficiency in manner of delivery thereof.

     10.  Governing Law.  This Agreement shall be governed by the laws of the
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State of California without giving effect to the conflict of laws provisions thereof.

     11.  Arbitration.  Any dispute, controversy or claim between the Bank and
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BANW, on the one hand, and BAMSI, on the other, arising out of or relating to this Agreement, the Services, any Additional Services or any agreements or instruments relating hereto or delivered in connection herewith, will be resolved by arbitration conducted in San Francisco, California under the auspices and according to the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in accordance


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with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement.

     12.  Entire Agreement.  This Agreement constitutes the entire agreement,
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and supersedes all prior agreements, between the parties with respect to the subject matter hereof. No change or modification of this Agreement shall be valid and binding on either party unless set forth in a writing signed by both parties.

     13.  Severability.  Any provision of this Agreement that is held by a court
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of competent jurisdiction to violate applicable law shall be limited or nullified only to the extent necessary to bring the Agreement within the requirements of such law.

     14.  No Assignment.  Neither of the parties hereto may assign or transfer
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any of its rights or delegate any of its obligations (whether by operation of law or otherwise) under this Agreement to any other person or entity, provided, however, that the Bank and BANW may each assign any of its rights or delegate any of its duties under this Agreement, in whole or in part, without any prior consent of BAMSI, to an Affiliate of the Bank or BANW, as the case may be, who has the ability to perform the Services and Additional Services in substantially the same manner as the Bank or BANW, as the case may be. For purposes of this Agreement, an "Affiliate" means any person which directly or indirectly controls, is controlled by, or is under common control with, such person. A person is regarded in control of another person if it owns, or directly or indirectly controls, at least 50% of the voting stock or other ownership interest of the other person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other person by any means whatsoever; provided however that, for the purposes of this Agreement, BAMSI shall not be an Affiliate of the Bank or BANW. Any purported assignment or delegation that is made other than in accordance with this Section 14 shall be void and of no effect. Subject to the foregoing provisions of this Section 14, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     14.  Third Party Beneficiaries.  Except as expressly provided in this
          -------------------------
Agreement, the parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.



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     15.  Counterparts.  This Agreement may be executed in counterparts and each
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such counterpart shall be deemed an original hereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and each of the undersigned hereby warrants and represents that he or she has been and is, on the date of this Agreement, duly authorized by all necessary and appropriate action to execute this Agreement.

                              BANKAMERICA CORPORATION



                              By:     /s/ Thomas E. Peterson
                                   -----------------------------
                                          Thomas E. Peterson
                                             Vice Chairman


                              BANK OF AMERICA NW, NATIONAL ASSOCIATION



                              By:     /s/ Josef E. Gray
                                   -----------------------------
                                          Josef E. Gray
                                        President of the
                                     Seafirst Bank Division


                              BA MERCHANT SERVICES, INC.



                              By:     /s/ Sharif M. Bayyari
                                   -----------------------------
                                          Sharif M. Bayyari
                                             President

                                      -8-      Administrative Services Agreement
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                             SCHEDULES A-1 to A-14



Schedule           Service
--------           -------

A-1                Legal Services

A-2                Audit & Investigative Services

A-3                Forms Management & Field Services

A-4                Credit Reports

A-5                Support Services

A-6                Data Processing Services

A-7                Funds Transfer Services

A-8                Accounting Services

A-9                Investment Management & Cash Management

A-10               Human Resources

A-11               Credit Administration

A-12               Marketing/Advertising/Publications

A-13               Insurance

A-14               Corporate Secretary Services